Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Mikkel Svane, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Zendesk, Inc. for the period ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zendesk, Inc.

/s/ Mikkel Svane
Mikkel Svane Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
May 2, 2019

I, Elena Gomez, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Zendesk, Inc. for the period ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zendesk, Inc.

/s/ Elena Gomez
Elena Gomez Chief Financial Officer (Principal Financial Officer)
May 2, 2019

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Zendesk, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.